                                                                 Exhibit 10.1(c)

                         STONE RECEIVABLES CORPORATION,

                                   Transferor,

                          STONE CONTAINER CORPORATION,

                                    Servicer,

                                       and

                            THE CHASE MANHATTAN BANK

                                     Trustee

                       on behalf of the Certificateholders

                           ---------------------------

                            SERIES 1999-2 SUPPLEMENT

                          Dated as of October 15, 1999

                                       to

                   STONE RECEIVABLES CORPORATION MASTER TRUST

                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 1999

                           --------------------------

              FLOATING RATE TRADE RECEIVABLES-BACKED CERTIFICATES,

                   VARIABLE FUNDING CERTIFICATE SERIES 1999-2

                                    Exhibits

Exhibit A       Form of Series 1999-2 Certificate

Exhibit B       Investment Letter

Exhibit C       Form of Reduction Notice

                  SERIES 1999-2 SUPPLEMENT, dated as of October 15, 1999 (this "Supplement") among STONE RECEIVABLES CORPORATION, a Delaware corporation, as Transferor (the "Transferor"), STONE CONTAINER CORPORATION, a Delaware corporation, as Servicer (the "Servicer"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Pooling and Servicing Agreement referred to below, the "Trustee"), under the Pooling and Servicing Agreement, dated as of October 1, 1999 (the "Pooling Agreement" and, as supplemented by this Supplement, the "Agreement") among the Transferor, the Servicer and the Trustee.

                              PRELIMINARY STATEMENT

                  Section 6.8 of the Agreement provides, among other things, that the Transferor and the Trustee may enter into a supplement to the Agreement for the purpose of authorizing the issuance of Investor Certificates. The Transferor hereby enters into this Supplement with the Servicer and the Trustee as required by Section 6.8(b) of the Agreement to provide for the issuance, authentication and delivery of the Floating Rate Trade Receivables-Backed Certificate, Variable Funding Certificate Series 1999-2 (the "Variable Funding Certificate" or the "Series 1999-2 Certificate"). In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

                  All capitalized terms not otherwise defined herein are defined in Annex X to the Agreement, the Certificate Purchase Agreement (hereinafter defined) or any other Supplement. All Article, Section, Subsection, Schedule or Exhibit references herein shall mean Articles, Sections, Subsections, Schedules or Exhibits of the Agreement, as amended and supplemented by this Supplement, except as otherwise provided herein.

                  Unless otherwise stated herein, as the context otherwise requires, or if such term is otherwise defined in the Agreement (including in Annex X thereto), each capitalized term used or defined herein shall relate only to the Series 1999-2 Certificates and to no other Series of Investor Certificates issued by the Trust. Any reference to the Series 1999-2 Early Amortization Period, the Series 1999-2 Amortization Period, or the Series 1999-2 Revolving Period in this Supplement shall refer only to such periods as they relate to the Series 1999-2 Certificate.

SECTION 1.        DESIGNATION AND DEFINITIONS.

                  (a) The Variable Funding Certificate shall be designated generally as a Floating Rate Trade Receivables-Backed Certificate, Series 1999-2, or the Series 1999-2 Certificate. The Series 1999-2 Certificate shall represent a fractional undivided interest in the Trust, consisting of the right to receive the sum of (i) the Series 1999-2 Invested Percentage (expressed as a decimal) of the Collections received with respect to the Receivables and of all other funds on deposit in the Collection Account and (ii) to the extent such interests appear herein, all other funds on deposit in the Series 1999-2 Collection Subaccount and any subaccounts thereof (collectively, the "Series 1999-2 Certificateholders' Interest"). The Floating Rate Trade Receivables-Backed Certificates, Series 1999-1, Class A, Class B and Class C Certificates, issued pursuant to the Series 1999-1 Supplement, dated as of October 15, 1999 among the Transferor, the Servicer, and the Trustee (as may be amended or otherwise modified from time to time, the "Series 1999-1 Supplement"), together shall be designated generally as the Series 1999-1 Certificates or individually as the Class A, Class B and Class C Certificates.

                  For the purposes of the Agreement and this Supplement, the following capitalized terms shall be defined as follows with respect to the Series 1999-2 Certificate:

         "Accrual Period" shall mean, initially, the period from and including the Issuance Date to but excluding November 15, 1999. Thereafter, the Accrual Period shall mean the period from and including a Payment Date to but excluding the succeeding Payment Date.

         "Additional Invested Amounts" shall have the meaning specified in
Section 3 of this Supplement.

         "Agent" shall mean the Certificate Agent as defined in the Certificate Purchase Agreement.

         "Average Dilution Ratio" is defined in Annex X to the Agreement.

         "Bank Rate" shall mean with respect to each Bank Rate Tranche (i) with respect to a LIBO Rate Tranche, the LIBO Rate or (ii) with respect to a Base Rate Tranche, the Base Rate.

         "Bank Rate Tranche" shall mean a portion of the Series 1999-2 Principal Balance held by a Series 1999-2 Certificateholder which is a Committed Series 1999-2 Purchaser pursuant to the Certificate Purchase Agreement.

         "Bank Rate Tranche Period" shall have the meaning specified in the Certificate Purchase Agreement.

         "Base Rate" shall mean a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by Bank One or such other bank as the Certificate Agent shall designate with the consent of the Transferor from time to time, changing when and as such rate changes.

         "Base Rate Tranche" shall mean any Bank Rate Tranche that bears interest at the Base Rate.

         "Carrying Cost Reserve Ratio" shall mean, as of any Determination Date and continuing until the next Determination Date, an amount (expressed as a percentage) equal to the quotient of (i) the product of (A) 2.0 times Days Sales Outstanding as of such day and (B) 1.50 times the Interest and Fee Accrual Rate in effect as of such day divided by (ii) 360.

         "Certificate Agent" shall have the meaning specified in the preamble of the Certificate Purchase Agreement.


         "Certificate Purchase Agreement" shall mean the Certificate Purchase
                  Agreement, dated as of October 15, 1999 by and among Stone Container Corporation, as the Servicer, Stone Receivables Corporation, as the Transferor, Bank One, NA, as the Certificate Agent and the Series 1999-2 Purchasers.

         "Committed Series 1999-2 Purchaser" shall have the meaning specified in
Section 1.1 of the Certificate Purchase Agreement.

         "Commitment" shall have the meaning specified in Section 1.1 of the Certificate Purchase Agreement, which means, in general, a commitment to purchase a portion of the Series 1999-2 Invested Amount pursuant to the provisions of the Certificate Purchase Agreement.

         "Commitment Provider" shall mean the party or parties to the Certificate Purchase Agreement obligated therein in respect of the Commitments.

         "CP Rate" shall have the meaning specified in the Certificate Purchase Agreement.

         "CP Rate Tranche" shall mean a portion of the Series 1999-2 Principal Balance held by a Series 1999-2 Certificateholder which is a Noncommitted Series 1999-2 Purchaser pursuant to the Certificate Purchase Agreement that bears interest at a CP Rate.

         "CP Rate Tranche Period" shall have the meaning specified in the Certificate Purchase Agreement.

         "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of November 18, 1998, among Stone Container Corporation, Bankers Trust Company, as Agent, and the Co-Agents and Lenders party thereto, as amended, supplemented or otherwise modified from time to time.

         "Daily Report" is defined in Annex X to the Agreement.

         "Dilution Reserve Ratio" shall mean an amount (expressed as a percentage) that is for the Series 1999-2 Certificate calculated as follows:

                  DRR = [(c * d) + [(e-d) * (e/d)]] * f

         Where:

                  DRR = Dilution Reserve Ratio;

                  c =      2.25;

                  d = the Average Dilution Ratio for the Settlement Period immediately preceding such earlier Determination Date;

                  e = the highest Dilution Ratio over the past twelve Settlement Periods immediately preceding such earlier Determination Date; and

                  f =      the Dilution Horizon Ratio

         "ERISA Entity" shall mean (i) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code, or (ii) an entity whose source of funds to be used for the purchase of a Series 1999-2 Certificate includes the assets of any such plan, arrangement or account.

         "Eurocurrency Reserve Requirements" means, for any day as applied to a LIBO Rate Tranche, the average (rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%) of the aggregate (without duplication) of reserve requirements in effect with respect to such Commitment Provider on such day (including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Event of Termination" shall have the meanings assigned in Section 5 of this Supplement and Section 9.1 of the Agreement.

         "Excess Program Costs" shall have the meaning assigned to such term within the definition of "Series 1999-2 Program Costs."

         "Facility Account" means Account No. 08-00260 at the Certificate Agent or an account designated as such at any other financial institution selected by the Transferor.

         "Fee Letter" shall mean the letter agreement dated as of October 15, 1999 among the Certificate Agent, the Servicer and the Transferor, as amended from time to time pursuant to the Certificate Purchase Agreement.

         "Interest and Fee Accrual Rate" shall mean, with respect to an Accrual Period, a rate equal to the LIBO Base Rate plus 0.75%.

         "Issuance Date" shall mean October 15, 1999.

         "Legal Final Maturity" shall mean November 15, 2005.

         "LIBO Base Rate" shall mean, for any Accrual Period, the rate established by the Trustee obtained from the one-month rate described on the Dow Jones Telerate System, page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date; provided, however, in the event such rate shall not be provided, "LIBO Base Rate" shall mean the one-month rate provided on the Reuters Screen LIBOR Page (or, in the event such rate shall not be provided, the arithmetic average (rounded upwards to the nearest 1/16th of 1%) of the rates at which deposits in United States dollars are offered to four reference banks (each, a "Reference Bank") selected by the Trustee at approximately 11:00 a.m. (London time)). If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBO Base Rate for the next interest accrual period shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee, being so made, or
(ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks. If, on any LIBOR Determination Date, the Trustee is required but is unable to determine the LIBO Base Rate in the manner provided, LIBO Base Rate shall be LIBO Base Rate as determined on the previous LIBO Rate Determination Date. The establishment of LIBO Base Rate on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Series 1999-2 Certificates will (in the absence of manifest error) be final and binding.

         "LIBO Rate" shall mean a rate per annum determined for such day equal to the sum of (a) 3.75% (or, if the use of the LIBO Tranche is solely the result of the inability of the Noncommitted Purchaser to issue Commercial Paper, 0.75%) plus (b) an amount determined in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               LIBO Base Rate
                     -------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         Eurocurrency Reserve Requirements, for purposes of calculating the LIBO Rate, shall be equal to the amount of Eurocurrency Reserve Requirements as of the preceding Determination Date.

         During the Series 1999-2 Amortization Period, Eurocurrency Reserve Requirements shall be equal to the amount of Eurocurrency Reserve Requirement as of the most recent Determination Date preceding the commencement of the Series 1999-2 Amortization Period.

         "LIBO Rate Tranche" shall mean any Bank Rate Tranche that bears interest at the LIBO Rate.

         "LIBOR Determination Date" shall mean, for any Accrual Period, the second Business Day prior to the immediately preceding Payment Date.

         "Loss Reserve Ratio" shall mean an amount (expressed as a percentage) that is calculated for the Series 1999-2 Certificate as follows:

                  LRR = d * b * (a/c) * PTM

         Where:

                  LRR = Loss Reserve Ratio;

                  a = the aggregate Unpaid Balances of Receivables originated by the Originators during the three Settlement Periods immediately preceding such earlier Determination Date;

                  b = the highest Default Ratio Average that occurred during the period of twelve consecutive Settlement Periods ending prior to such earlier Determination Date;

                  c = the Aggregate Eligible Receivables as of the last day of the Settlement Period immediately preceding such earlier Determination Date;

                  d =      2.25; and

                  PTM =    Payment Term Multiplier

         "Minimum Reserve Ratio" shall mean an amount (expressed as a percentage) that is calculated for the Series 1999-2 Certificate as follows:

                  MRR = (a * b) + c

         Where:

                  MRR =  Minimum Reserve Ratio;

                  a = the Average Dilution Ratio for the Settlement Period immediately preceding such earlier Determination Date;

                  b =      the Dilution Horizon Ratio; and

                  c =      10%.

         "Monthly Additional Amounts" shall mean, for any Accrual Period, all amounts owing to the Certificate Agent or any Series 1999-2 Purchaser under the Certificate Purchase Agreement in respect of indemnities, reimbursement of expenses or any other obligation (other than amounts included in clauses (A), (B) and (C) of the definition of Series 1999-2 Monthly Interest and Fees and Series 1999-2 Principal Balance).

         "Monthly Facility Fee" shall mean, on any Payment Date, the amount of Facility Fees specified in the Fee Letter as accruing in the related Accrual Period.

         "Monthly Program Fees" shall mean, on any Payment Date, the amount of Program Fees specified in the Fee Letter as accruing during the related Accrual Period.

         "Monthly VFC Fees" shall mean, on any Payment Date, the sum of (i) the Monthly Facility Fee and (ii) the Monthly Program Fees arising during the related Accrual Period.

         "Noncommitted Series 1999-2 Purchaser" shall have the meaning specified in Section 1.1 of the Certificate Purchase Agreement.

         "Optional Termination Date" shall have the meaning assigned in Section 4.5(c)(i) of the Agreement as supplemented by this Supplement.

         "Optional Termination Notice" shall have the meaning assigned in
Section 4.5(c)(i) of the Agreement as supplemented by this Supplement.

         "Payment Date" shall mean, the 15th day of the month (or if such 15th day is not a Business Day, the next succeeding Business Day) commencing November 15, 1999.

         "Payment Term" means with respect any Receivable, the number of days between its invoice date and its due date.

         "Payment Term Multiplier" means with respect to each Settlement Period,
(a) 1.0, if the Payment Term Variable is not more than 36, (b) 1.1, if the Payment Term Variable is 37 to 39, (c) 1.17, if the Payment Term

Variable is 40 to 45, (d) 1.22, if the Payment Term Variable is 46 to 50, (e) 1.28, if the Payment Term Variable is 51 to 55, (f) 1.33, if the Payment Term Variable is 56 to 60, and (g) 1.38, if the Payment Term Variable is 61 to 65; provided however, that, if the Payment Term Variable exceeds 65, the Payment Term Multiplier for such Settlement Period shall be determined by calculating the sum of (x) 1.38 and (y) 0.05, for each 5-day increment by which the Payment Term Variable exceeds 65, it being understood that the same number shall apply for all Payment Term Variables that fall within a five-day range.

         "Payment Term Variable" means as calculated in each Settlement Statement as of the most recently ended Settlement Period, the weighted average of the Payment Terms of all Receivables with an Unpaid Balance as of the last day of such Settlement Period.

         "Rating Agencies" shall mean, with respect to Series 1999-2, S&P and Moody's.

         "Record Date" shall mean with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

         "Reduction Date" shall mean the date on which the Transferor reduces the Series 1999-2 Invested Amount in accordance with Section 4.5 of the Agreement as supplemented by this Supplement.

         "Required Amount" shall mean, as calculated on each Business Day during an Accrual Period with respect to the next Payment Date, the sum of (i) the Series 1999-2 Estimated Monthly Interest and Fee Expense estimated to be distributed on the next Payment Date, (ii) the aggregate amount of all previously accrued, unpaid and unallocated Series 1999-2 Monthly Interest and Fees for prior Payment Dates, (iii) the Series 1999-2 Monthly Servicing Fee, and
(iv) the Series 1999-2 Program Costs.

         "Reuters Screen LIBO Page" shall mean the display page designated as "LIBO" on the Reuters Monitor Money Rates Service.

         "Scheduled Amortization Period Commencement Date" shall mean November 15, 2004 or, if otherwise extended by the Certificate Agent on behalf of the Series 1999-2 Purchasers, the date to which so extended.

         "Series 1999-2" shall mean Series 1999-2, the Principal Terms of which are set forth in this Supplement.

         "Series 1999-2 Additional Interest" shall have the meaning assigned in
Section 4.4(b) of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Adjusted Invested Amount" shall mean, on any date of determination, (i) the Series 1999-2 Invested Amount minus (ii) the sum of (A) the amount on deposit in the Series 1999-2 Principal Collection Sub-subaccount on such date, plus (B) the Series 1999-2 Invested Percentage of the amounts on deposit in the Excess Funding Account on such date.

         "Series 1999-2 Allocated Receivables Amount" shall mean, on any date of determination, the Net Eligible Receivables on such date multiplied by the percentage equivalent of a fraction the numerator of which is the Series 1999-2 Target Receivables Amount on such day and the denominator of which is the Aggregate Target Receivables Amount on such date.

         "Series 1999-2 Amortization Period" shall mean the period (i) commencing as a result of the earlier to occur of (a) the Scheduled Amortization Period Commencement Date, (b) the Optional Termination Date and (c) the commencement of a Series 1999-2 Early Amortization Period and (ii) ending on the earliest to occur of (x) the payment if full of the Series 1999-2 Invested Amount, all accrued interest thereon and all other amounts owing under the Certificate Purchase Agreement and (y) the Legal Final Maturity.

         "Series 1999-2 Applicable Reserve Ratio" shall mean, on any date of determination, the greatest of (i) the sum of the Loss Reserve Ratio and the Dilution Reserve Ratio and (ii) the Minimum Reserve Ratio.

         "Series 1999-2 Certificate" shall mean a Variable Funding Certificate issued pursuant to this Supplement, substantially in the form of Exhibit A.

         "Series 1999-2 Certificateholder" shall mean each Certificateholder of a Series 1999-2 Certificate.

         "Series 1999-2 Certificateholders' Interest" shall have the meaning assigned in Section of 1 of this Supplement.

         "Series 1999-2 Certificate Rate" shall mean (i) for each CP Rate Tranche, the applicable CP Rate and (ii) for each Bank Rate Tranche, the applicable Bank Rate.

         "Series 1999-2 Closing Date" shall mean October 15, 1999.

         "Series 1999-2 Collection Subaccount" shall have the meaning assigned in subsection (e)(i)(A) of Section 4.2 of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Collections" shall mean an amount equal to the product of (i) the Series 1999-2 Invested Percentage and (ii) all Collections received and processed by the Servicer or on deposit in available funds in any Lock-Box Account as of the close of the prior Business Day.

         "Series 1999-2 Early Amortization Period" shall mean, with respect to the Series 1999-2 Certificates, the period commencing on the date when an Event of Termination has occurred and has not been otherwise waived, and continuing to and including the earlier of (i) the payment in full of the Series 1999-2 Invested Amount, all accrued interest thereon and all other amounts owing under the Certificate Purchase Agreement and (ii) the Legal Final Maturity.

         "Series 1999-2 Estimated Monthly Interest and Fee Expense" shall mean, for an Accrual Period, an amount equal to the product of (A) the Interest and Fee Accrual Rate and (B) the highest Series 1999-2 Principal Balance during such Accrual Period.

         "Series 1999-2 Initial Invested Amount" shall mean $34.5 million.

         "Series 1999-2 Interest Shortfall" shall have the meaning assigned in
Section 4.4(b) of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Invested Amount" shall mean with respect to any date of determination, an amount equal to (i) the Series 1999-2 Initial Invested Amount plus (ii) the aggregate principal amount of any Additional Invested Amounts purchased by the Series 1999-2 Certificateholders through the end of the preceding Business Day minus (iii) the aggregate amount of distributions to the Series 1999-2 Certificateholders made in respect of principal on or prior to such date.

         "Series 1999-2 Invested Percentage" shall mean, with respect to any Business Day (i) during the Series 1999-2 Revolving Period, the percentage equivalent of a fraction, the numerator of which is the lesser of the Series 1999-2 Allocated Receivables Amount and the Series 1999-2 Target Receivables Amount, as of the end of the immediately preceding Business Day and the denominator of which is the greater of (A) the Net Eligible Receivables as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined and (ii) during the Series 1999-2 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the lesser of the Series 1999-2 Allocated Receivables Amount and the Series 1999-2 Target Receivables Amount, as of the end of the last Business Day of the Series 1999-2 Revolving Period (provided that if during the Series 1999-2 Amortization Period, the amortization periods of all other Outstanding Series which were outstanding prior to the commencement of the Series 1999-2 Amortization Period commence, then, from and after the date the last of such Series commences its amortization period, the numerator shall be the lesser of the Series 1999-2 Allocated Receivables Amount and the Series 1999-2 Target Receivables Amount on such date) and the denominator of which is the greater of (A) the Net Eligible Receivables as of the end of the immediately preceding Business Day and (B) the sum of the numerators used to calculate the Invested Percentage for all Outstanding Series on the Business Day for which such percentage is determined.

         "Series 1999-2 Monthly Interest" shall mean, for any Payment Date, the sum of the amounts specified in clauses (A) and (B) of Section 4.4(a)(i) of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Monthly Interest and Fees" shall have the meaning assigned in Section 4.4(a)(i) of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Monthly Principal" shall have the meaning assigned in
Section 4.5(a) of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Monthly Servicing Fee" shall mean the portion of the Servicing Fee allocable to the Series 1999-2 Certificates pursuant to Section
3.2 of the Agreement.

         "Series 1999-2 Non-Principal Collection Sub-subaccount" shall have the meaning assigned in Section 4.2(e)(B)(2) of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Principal Balance" shall mean, when used with respect to any Business Day, an amount equal to (a) the Series 1999-2 Initial Invested Amount, plus (b) the aggregate principal amount of any Additional Invested Amounts purchased by the Series 1999-2 Certificateholders through the end of the preceding Business Day, minus (c) the aggregate amount of principal payments made to Series 1999-2 Certificateholders prior to such Business Day.

         "Series 1999-2 Principal Collection Sub-subaccount" shall have the meaning assigned in Section 4.2(e)(B)(1) of the Agreement as supplemented by this Supplement.

         "Series 1999-2 Program Costs" shall mean, for any Business Day, the sum of (i) the product of (A) all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Transferor (other than fees and expenses payable on or in connection with the closing of any issuance of any Investor Certificates) on such Business Day and (B) a fraction, the numerator of which is the Series 1999-2 Invested Amount on such Business Day and the denominator of which is the Aggregate Invested Amount on such Business Day and
(ii) all unpaid fees and expenses due and payable to the Rating Agencies rating the Series 1999-2 Certificates; provided, however, that Series 1999-2 Program Costs shall not exceed $10,000 in the aggregate in any fiscal year of the Servicer (any amount of the foregoing in excess of $10,000 shall be referred to herein as "Excess Program Costs").

         "Series 1999-2 Purchase Limit" shall mean $50,000,000.

         "Series 1999-2 Purchasers" shall have the meaning specified in Section
1.1 of the Certificate Purchase Agreement.

         "Series 1999-2 Required Transferor Amount" shall mean:

                  (a) on any date of determination during the Series 1999-2 Revolving Period, an amount equal to the sum of:

                           (i) an amount equal to the product of (A) the Series
                  1999-2 Adjusted Invested Amount on such day and (B) a fraction, the numerator of which is the Series 1999-2 Applicable Reserve Ratio and the denominator of which is one minus the Series 1999-2 Applicable Reserve Ratio;

                           (ii) the product of (A) the Series 1999-2 Invested
                  Amount on such day and (B) a fraction, the numerator of which is the Carrying Cost Reserve Ratio and the denominator of which is one minus the Series 1999-2 Applicable Reserve Ratio; and

                           (iii) the product of (A) the Unpaid Balances of
                  Receivables in the Trust on such day, (B) a fraction, the numerator of which is the Series 1999-2 Invested Amount and the denominator of which is the Aggregate Invested Amount on such day and (C) a fraction, the numerator of which is the Servicing Reserve Ratio and the denominator of which is one minus the Series 1999-2 Applicable Reserve Ratio; and

                  (b) on any date of determination during the Series 1999-2 Amortization Period, an amount equal to the Series 1999-2 Required Transferor Amount on the last Business Day of the Series 1999-2 Revolving Period.

         "Series 1999-2 Revolving Period" shall mean the period commencing on the Issuance Date and terminating on the earliest to occur of the close of business on (i) the date on which a Series 1999-2 Early Amortization Period is declared to commence or automatically commences, (ii) the Optional Termination Date and (iii) the commencement of the Series 1999-2 Amortization Period.

         "Series 1999-2 Servicer Default" shall mean, in addition to the Servicer Defaults set forth in the Agreement, any default or acceleration of any indebtedness under the Credit Agreement.

         "Series 1999-2 Target Receivables Amount" shall mean, on any date of determination, the sum of (i) the Series 1999-2 Adjusted Invested Amount on such date and (ii) the Series 1999-2 Required Transferor Amount on such date.

         "Trust Accounts" shall have the meaning assigned in Section 4.2(e) of the Agreement as supplemented by this Supplement.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement or the Agreement as a whole and not to any particular provision of this Supplement or the Agreement, as the case may be.

                  (c) Any reference herein to a Schedule or Exhibit to this Supplement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time.

                  (d) Any reference in this Supplement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Supplement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

                  (e) The words "include," "includes" or "including" shall be interpreted as if followed, in each case, by the phrase "without limitation."

SECTION 2.        AGREEMENT MODIFICATIONS.

                  The following terms of the Agreement are hereby supplemented with respect to the Series 1999-2 Certificate issued pursuant to this Supplement as follows:

                  Section 3.3 of the Agreement is supplemented by adding the following subsection (t) thereto applicable solely to Series 1999-2:

                  (t) Confidentiality. The Series 1999-2 Certificateholder shall be deemed to have agreed, by acceptance of such Investor Certificate, and each other Commitment Provider shall be deemed to have agreed, by its execution of an Assignment and Acceptance (as defined in the Certificate Purchase Agreement) pursuant to the Certificate Purchase Agreement, to hold in confidence all nonpublic information regarding the Receivables, the Trust Assets, the Transferor, Stone Container, the Servicer, any obligors and any Affiliate of the Transferor, Stone Container or the Servicer (collectively, the "Stone Information") including, without limitation, non-public information provided by or on behalf of the Trustee or another Certificateholder to such Certificateholder or other Commitment Provider; provided that nothing herein shall prevent the Series 1999-2 Certificateholder or other Commitment Provider from delivering copies of any financial statements and other documents whether or not constituting confidential information, and disclosing other information, whether or not confidential information, to (i) any of its directors, officers, employees, agents and professional consultants, to the extent necessary to evaluate the Trust Assets or the Receivables in connection with such Series 1999-2 Certificateholder's investment hereunder, (ii) any prospective transferee in connection with the contemplated transfer of an Investor Certificate or any part thereof or participation therein, (iii) any Governmental Authority only to the extent required by such Governmental Authority, (iv) each of the Rating Agencies in connection with its rating of the Series 1999-2 Certificate, (v) in response to any subpoena or other legal process, (vi) in connection with any litigation to which Stone Container, the Transferor or the Servicer is a party or (vii) any other Person if such information does not name Stone Container as the subject of such information or indicate that such information relates to Stone Container.

                  In the event that the Series 1999-2 Certificateholder, any other Commitment Provider or any of their respective directors, officers, employees, agents or professional consultants is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or similar process) to disclose any of the Stone Information, the Series 1999-2 Certificateholder or other Commitment Provider, as the case may be, shall (or shall cause its directors, officers, employees, agents and professional consultants to):

                  (a) provide Stone Container with prompt written notice so that
         (A) Stone Container may seek a protective order or other appropriate remedy, or (B) Stone Container may, if it so chooses, agree that the Series 1999-2 Certificateholder or other Commitment Provider, as the case may be, (or their respective directors, officers, employees, agents and professional consultants) may disclose such Stone Information pursuant to such request or legal compulsion;

                  (b) unless Stone Container agrees that such Stone Information may be disclosed, make (or permit Stone Container to make on its behalf and with its consent) a timely objection to the request or compulsion to provide such Stone Information on the basis that such Stone Information is confidential and subject to the agreements contained in this Section 3.3(t);

                  (c) take (or permit Stone Container to take on its behalf and with its consent) any action as Stone Container may reasonably request to seek a protective order or other appropriate remedy; provided that, in connection therewith, the Series 1999-2 Certificateholder or other Commitment Provider, as the case may be, shall have first received such assurances as it may reasonably request that Stone Container shall reimburse its reasonable costs and expenses (including attorneys fees' and expenses) or provide such other assistance as it may reasonably require; and

                  (d) in the event that such protective order or other remedy is not obtained, or Stone Container agrees that such Stone Information may be disclosed, furnish only that portion of the Stone Information which is required to be furnished pursuant to such process or processes described above, and, provided the Series 1999-2 Certificateholder or other Commitment Provider, as the case may be, is reimbursed or assisted as referred to in clause (iii) above, exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Stone Information.

                  Notwithstanding the foregoing, to the extent that applicable law prohibits disclosure to Stone Container of the existence of any information described above, or the taking of any action contemplated above, the Series 1999-2 Certificateholder or other Commitment Provider, as the case may be, shall lie under no obligation to disclose such information or take such action.

                  This Section 3.3(t) shall survive termination of this Agreement and the Certificate Purchase Agreement.

                  Section 4.2 of the Agreement is supplemented by adding the following subsections (e) and (f) applicable solely to Series 1999-2:

                   (e) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the Series 1999-2 Certificateholders, and (ii) in the case of clauses (A) and (B) below, for the benefit, subject to the prior and senior interests of the Series 1999-2 Certificateholders, of the Holder of the Transferor Certificate, (A) a subaccount of the Collection Account (the "Series 1999-2 Collection Subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 1999-2; and (B) two subaccounts of the Series 1999-2 Collection
Subaccount: (1) the Series 1999-2 Principal Collection Sub-subaccount and (2) the Series 1999-2 Non-Principal Collection Sub-subaccount (respectively, the "Series 1999-2 Principal Collection Sub-subaccount" and the "Series 1999-2 Non-Principal Collection Sub-subaccount"; all accounts established pursuant to this subsection (e), collectively, the "Trust Accounts"), each Trust Account to bear a designation indicating that the funds deposited therein are held for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) above. The Trustee, on behalf of the Holders, for the benefit of the Persons (and, for each such Person to the extent) set forth in clauses (i) and (ii) above, shall possess all right, title and interest in all funds from time to time on deposit in, and all Permitted Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Persons (and, for each such Person to the extent) set forth in clauses (i) and (ii) above. In any case where the Transferor (including through the Servicer) has not provided applicable written direction as to Permitted Investments to the Trustee, the Trustee shall invest in money market funds that constitute Permitted Investments.

                  (f) All Permitted Investments in the Trust Accounts shall be held by the Trustee, on behalf of the Holders, for the benefit of the Persons (and, for each such Person, to the extent) set forth in clauses (i) and (ii) of subsection (e) above. Funds on deposit in a Trust Account that is a Sub-subaccount of the Collection Account shall, at the direction of the Transferor (including through the Servicer), be invested together with funds held in other Sub-subaccounts of the Collection Account. After giving effect to any distribution to the Transferor pursuant to Section 4.3 of the Agreement as supplemented in this Supplement below, amounts on deposit and available for investment in the Series 1999-2 Principal Collection Sub-subaccount shall be invested by the Trustee, at the written direction of the Transferor (including through the Servicer), in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof, (i) in the case of any such investment made during the Series 1999-2 Revolving Period, on or prior to the next Business Day and (ii) in the case of any such investment made during the Series 1999-2 Amortization Period, on or prior to the Business Day immediately preceding the next Payment Date. Amounts on deposit and available for investment in the Series 1999-2 Non-Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Transferor (including through the Servicer) in Permitted Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the Business Day immediately preceding the subsequent Payment Date. As of the Business Day immediately preceding the Determination Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 1999-2 Principal Collection Sub-subaccount shall be deposited in the Series 1999-2 Non-Principal Collection Sub-subaccount.

                  Section 4.3 of the Agreement is supplemented by adding the following subsections applicable solely to Series 1999-2:

                  (d)      Daily Series 1999-2 Allocations.

                  (i) On each Business Day, Series 1999-2 Collections allocated to Series 1999-2 and deposited in the Series 1999-2 Collection Subaccount pursuant to the requirements of Section 4.3(a) and (b) of the Agreement, shall be further allocated and distributed as set forth below by the Trustee based solely on the information provided it by the Servicer in the Daily Report (upon which the Trustee may conclusively rely).

                  (ii)(A) On each Business Day (including Payment Dates), an amount of Series 1999-2 Collections for such Business Day necessary to cause the Required Amount for such day (or, such higher amount as the Servicer shall reasonably deem necessary in order to make the payments specified in Section 4.4 of the Agreement) to be on deposit therein, shall be transferred by the Trustee from the Series 1999-2 Collection Subaccount to the Series 1999-2 Non-Principal Collection Sub-subaccount; and

                  (B) on each Business Day (including Payment Dates), following the transfer pursuant to clause (A) above, any remaining Series 1999-2 Collections for such Business Day shall be transferred by the Trustee to the Series 1999-2 Principal Collection Sub-subaccount.


                  (iii)(A) On each Business Day during the Series 1999-2 Revolving Period (including Payment Dates), after giving effect to all allocations of aggregate daily Collections referred to in subparagraphs
         (ii)(A) and (ii)(B) above on such Business Day, amounts on deposit in the Series 1999-2 Principal Collection Sub-subaccount shall be distributed or transferred by the Trustee, based solely on the information provided to the Trustee by the Servicer in the Daily Report (upon which the Trustee may conclusively rely), (1) first, to the Excess Funding Account, to the extent of the Excess Funding Account Deposit Amount, if any, (2) second, to pay Excess Program Costs, and
         (3) third, (I) to the Transferor as the holder of the Transferor Interest in accordance with the directions contained in the Daily Report (which may be for the purpose of funding additional purchases of Receivables, if available from Originators), or (II) at the election of the Transferor as the holder of the Transferor Interest, by written notice to the Servicer and the Trustee, to such accounts or to such Persons as the Transferor may direct in writing (which directions may consist of standing instructions provided by the Transferor that shall remain in effect until changed by the Transferor in writing); provided, that if the Transferor or the Servicer, on behalf of the Transferor, shall have given the Certificate Agent and the Trustee irrevocable written notice (effective upon receipt) on or prior to 9:30 a.m. (Chicago time) on such day, the Transferor or the Servicer may instruct the Trustee in writing (specifying the related amount) to withdraw all or a portion of such amounts on deposit in the Series 1999-2 Principal Collection Sub-subaccount (including any amounts transferred thereto pursuant to Section 4.3(d)(iii)(A) of the Agreement as supplemented by the supplementing provisions thereof set forth in Section 2 of the Series 1999-1 Supplement) and apply such withdrawn amounts toward the reduction of the Series 1999-2 Invested Amount in accordance with
         Section 4.6(c) of the Agreement as supplemented with respect to Series 1999-2 by this Supplement (which supplementing provisions are set forth below). Amounts distributed to the Transferor hereunder shall be deemed to be paid first from Collections received directly by the Servicer (if any) and second from Collections received in the Lock-Boxes.

                  (B) During the Series 1999-2 Amortization Period, amounts on deposit in the Series 1999-2 Principal Collection Sub-subaccount shall be invested in accordance with Section 4.2(f) of the Agreement as supplemented by the provisions of this supplement and on each Payment Date shall be distributed in accordance with Section 4.5 of the Agreement as supplemented by the provisions of this Supplement below.

                  Section 4.4 of the Agreement is supplemented by adding the following subsections applicable solely to Series 1999-2:

                  Section 4.4 Determination of Interest With Respect to the Series 1999-2 Certificates.

                  (a) The amount of interest, fees and other non-principal obligations distributable with respect to the Series 1999-2 Certificates on each Payment Date for the Accrual Period then ending shall be as determined as follows:

                  (i) The sum of (A) an amount equal to the Discount accrued on each CP Rate Tranche at the applicable CP Rate for the period of time such CP Rate Tranche was outstanding during the Accrual Period with respect to such Payment Date determined in accordance with Article IV of the Certificate Purchase Agreement, and (B) an amount equal to the interest accrued on each Bank Rate Tranche at the applicable Bank Rate for the period of time such Bank Rate Tranche was outstanding during the Accrual Period with respect to the Payment Date determined in accordance with Article V of the Certificate Purchase Agreement and (C) the Monthly VFC Fees and (D) the Monthly Additional Amounts shall be the "Series 1999-2 Monthly Interest and Fees"; and

                  (ii) The Servicer shall notify the Trustee in writing (upon which the Trustee may conclusively rely) on each Determination Date of the amounts calculated pursuant to clause (i) above.

                  (b) On each Payment Date, the Servicer shall determine the excess, if any (the "Series 1999-2 Interest Shortfall"), of (A) the Series 1999-2 Monthly Interest and Fees for the Accrual Period ending prior to such Payment Date over (B) the amount which will be available to be distributed to the Series 1999-2 Certificateholders on such Payment Date in respect thereof pursuant to this Supplement. If the Series 1999-2 Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Series 1999-2 Additional Interest") equal to the product, for such Accrual Period (or portion thereof) until such Series 1999-2 Interest Shortfall is paid, of (A) the Base Rate plus 2.0% for such Accrual Period, (B) such Series 1999-2 Interest Shortfall (or the portion thereof which has not been paid to the Series 1999-2 Certificateholders) and (C) the actual number of days in such Accrual Period divided by 360, shall be payable as provided herein with respect to the Series 1999-2 Certificates on each Payment Date following such Payment Date to and including the Payment Date on which such Series 1999-2 Interest Shortfall is paid in full to the Series 1999-2 Certificateholders.

                  Section 4.5 of the Agreement is supplemented by adding the following subsections applicable solely to Series 1999-2:

                  Section 4.5. Determination of Principal to be Distributed with respect to the Series 1999-2 Certificates; Optional Decreases in Series 1999-2 Invested Amount; Optional Termination.

         (a) Payments of Series 1999-2 Monthly Principal. The amount of monthly principal (the "Series 1999-2 Monthly Principal") distributable from the Series 1999-2 Principal Collection Sub-subaccount on each Payment Date during the Series 1999-2 Amortization Period with respect to the Series 1999-2 Certificates, shall be equal to the amount on deposit in such account on the immediately preceding Determination Date; provided, however, that with respect to any Payment Date, the aggregate Series 1999-2 Monthly Principal paid and payable to the Series 1999-2 Certificateholders may not exceed the Series 1999-2 Invested Amount on such Payment Date; and provided further, distributions of such principal shall be in accordance with Section 4.6(b) of the Agreement as supplemented by this Supplement below.

         (b) On any Business Day during the Series 1999-2 Revolving Period, the Transferor may reduce the Series 1999-2 Invested Amount (a "Reduction") by causing the Trustee to distribute funds to the Series 1999-2 Certificateholders pursuant to Section 4.6(c) of the Agreement as supplemented by this Supplement. Such Reduction shall only be made in the event that the Servicer shall have given the Certificate Agent and the Trustee irrevocable written notice in a form set forth in Exhibit C hereto (effective upon receipt), on or prior to 9:30 a.m. (Chicago time) on the Reduction Date, and which notice shall state the amount of such Reduction; provided that such Reduction shall be in an amount equal to $500,000 and integral multiples of $100,000 in excess thereof.


         (c)(i) On any Business Day during the Series 1999-2 Revolving Period, the Transferor shall have the right to deliver an irrevocable notice (an "Optional Termination Notice") to the Trustee and the Servicer in which the Transferor declares that the Series 1999-2 Revolving Period shall terminate on the date (the "Optional Termination Date") set forth in such notice, which date, in any event, shall not be less than 30 days from the date on which such notice is delivered.

                  (ii) From and after the Optional Termination Date, the Series 1999-2 Amortization Period shall commence for all purposes under this Supplement and the other Transaction Documents. The Trustee shall give prompt written notice of its receipt of an Optional Termination Notice to the Series 1999-2 Certificateholders and the Rating Agencies.

                  Section 4.6 of the Agreement shall be modified by adding the following provisions, applicable solely to Series 1999-2:

                  Section 4.6. Application and Payment on Payment Dates of Funds on Deposit in the Trust Accounts for the Series 1999-2 Certificates.

         (a) The Trustee shall distribute, based solely on the information provided to the Trustee by the Servicer in the Settlement Statement (upon which the Trustee may conclusively rely), on each Payment Date, from amounts on deposit in the Series 1999-2 Non-Principal Collection Sub-subaccount in the following order of priority to the extent funds are available:

                  (i) an amount equal to the Series 1999-2 Monthly Servicing Fee for the Accrual Period ending prior to such Payment Date shall be withdrawn from the Series 1999-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Servicer (less amounts payable to the Trustee pursuant to Sections 10.1 and 11.5 of the Agreement which shall be paid to the Trustee);

                  (ii) an amount equal to the Series 1999-2 Monthly Interest payable on such Payment Date, plus the amount of any Series 1999-2 Monthly Interest previously due but not distributed to the Series 1999-2 Certificateholders on a prior Payment Date, plus the amount of any Series 1999-2 Additional Interest for such Payment Date and any Series 1999-2 Additional Interest previously due but not distributed to the Series 1999-2 Certificateholders on a prior Payment Date, to the Series 1999-2 Certificateholders; provided, however, that during the Series 1999-2 Amortization Period, no Series 1999-2 Additional Interest will be paid until repayment in full of the Series 1999-2 Invested Amount and all Series 1999-2 Monthly Interest has been paid and all payments pursuant to clauses (iii) and (iv) of Section 4.6(a) of the Agreement as supplemented by this Supplement have been paid;

                  (iii) an amount equal to any Monthly VFC Fees due and payable shall be withdrawn from the Series 1999-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts; provided, however, that during the Series 1999-2 Amortization Period, no Monthly VFC Fees will be paid until repayment in full of the Series 1999-2 Invested Amount and all Series 1999-2 Monthly Interest has been paid; provided, further, that prior to the Series 1999-2 Amortization Period, Monthly VFC Fees will be paid only if and to the extent that the payment thereof will not result in an amount less than the Excess Funding Account Deposit Amount being made to the Excess Funding Account pursuant to Section 4.3(b)(iii);

                  (iv) an amount equal to any Monthly Additional Amounts for the Accrual Period ending prior to such Payment Date shall be withdrawn from the Series 1999-2 Non-Principal Collection Sub-subaccount and paid to the Persons owed such amounts; provided, however, that during the Series 1999-2 Amortization Period, no Monthly Additional Amounts will be paid until repayment in full of the Series 1999-2 Invested Amount and all Series 1999-2 Monthly Interest has been paid; provided, further, that prior to the Series 1999-2 Amortization Period, Monthly Additional Amounts will be paid only if and to the extent that the payment thereof will not result in an amount less than the Excess Funding Account Deposit Amount being made to the Excess Funding Account pursuant to Section 4.3(b)(iii);

                  (v) an amount equal to the Series 1999-2 Program Costs due and payable shall be withdrawn from the Series 1999-2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts; and

                  (vi) any remaining amount on deposit in the Series 1999-2 Non-Principal Collection Sub-subaccount not allocated pursuant to clauses (i) through (v) above shall be deposited in the Series 1999-2 Principal Collection Sub-subaccount for distribution in accordance with
         Section 4.6(b) of the

         Agreement as supplemented by this Supplement.

         (b) During the Series 1999-2 Amortization Period and any Series 1999-2 Early Amortization Period, the Trustee shall apply, based solely on the information provided to the Trustee by the Servicer in the Settlement Statement (upon which the Trustee may conclusively rely), on each Payment Date, amounts on deposit in the Series 1999-2 Principal Collection Sub-subaccount in the following order of priority:

                  (i) an amount equal to the Series 1999-2 Monthly Principal for such Payment Date (rounded down to the nearest $100,000 unless such payment is less than $100,000) shall be distributed from the Series 1999-2 Principal Collection Sub-subaccount pro rata to the Series 1999-2 Certificateholders until the repayment in full of the Series 1999-2 Invested Amount on such date.

                  (ii) if, following the repayment in full of the Series 1999-2 Invested Amount, any amounts are owed to the Trustee, the Certificate Agent (including any unpaid Monthly VFC Fees and Monthly Additional Amounts) or any other Person, on account of its expenses, advances and disbursements incurred in respect of the performance of its responsibilities hereunder or as Successor Servicer, such amounts shall be transferred from the Series 1999-2 Principal Collection Sub-subaccount and paid to the Trustee or such other Person; and

                  (iii) if, following the repayment of all of the amounts set forth in clauses (i) and (ii) above, the remaining amount on deposit in the Series 1999-2 Principal Collection Sub-subaccount on such Payment Date, if any, shall be distributed to the Holder of the Transferor Certificate.

         (c) The Transferor shall provide written notice to the Trustee and the Certificate Agent of the amount of principal to be repaid on or prior to 9:30 a.m. (Chicago time) on the corresponding Reduction Date, and on each Reduction Date on which principal will be repaid during the Series 1999-2 Revolving Period, the Trustee shall pay such amounts from funds in the Series 1999-2 Principal Sub-subaccount, pro rata to the Series 1999-2 Certificateholders, in accordance with instructions of the Transferor, as set forth by the Servicer on its behalf in the Daily Report for such Business Day (on which the Trustee may conclusively rely), which instructions provide that the Trustee shall apply all such funds to the reduction of the Series 1999-2 Invested Amount.

                  Section 4.9 of the Agreement shall read as follows applicable solely to Series 1999-2:

                  Section 4.9. Taxes. In the event any tax is required under applicable law to be withheld or deducted from any payment to a Series 1999-2 Certificateholder hereunder or under any Series 1999-2 Certificate, such tax shall reduce the amount otherwise distributable to the Series 1999-2 Certificateholder hereunder or under any Series 1999-2 Certificate. The Trustee (or Paying Agent) is hereby authorized and directed to retain from amounts otherwise distributable to a Series 1999-2 Certificateholder sufficient funds for the payment of any tax that is so required to be withheld or deducted (but such authorization shall not prevent the Trustee (or Paying Agent) from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any tax so withheld or deducted with respect to a Series 1999-2 Certificateholder shall be treated as cash distributed to such Series 1999-2 Certificateholder at the time it is withheld by the Trustee (or Paying Agent). If there is a possibility that any tax is required to be withheld or deducted on a payment to a Series 1999-2 Certificateholder, the Servicer shall seek advice from its counsel or accountants regarding its obligation to so withhold or deduct and shall so instruct the Trustee in writing. Each Series 1999-2 Certificateholder shall indemnify and hold harmless the Trust, the Trustee and the Transferor for any claims, liabilities and expenses of whatever nature relating to the Trust's, the Trustee's or the Transferor's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable as a result of such Series 1999-2 Certificateholder's interest in the Trust, except that such Series 1999-2 Certificateholder shall not be liable for any interest or penalties owed by the Trust, the Trustee or the Transferor for failure to withhold or pay any such tax.

                  Section 6.9 of the Agreement shall read as follows applicable solely to Series 1999-2:

                  Section 6.9 Limitation on Transfer. (a) Each Series 1999-2 Certificateholder represents and warrants, for U.S. federal income tax purposes, that it is the beneficial owner of the Series 1999-2 Certificates registered under its name in the Certificate Register and is not, and will not become, a partnership, Subchapter S corporation, or grantor trust.

                  (b) No Series 1999-2 Certificate (or any interest therein) shall be sold, transferred, assigned, participated, pledged or otherwise disposed of (any such act, a "Transfer") to any Person except in accordance with the provisions of this Section 6.9(b), and any attempted Transfer in violation of this Section 6.9(b) shall be null and void. Each Series 1999-2 Certificateholder (i) will not Transfer any Series 1999-2 Certificate (or any interest therein) or cause any Series 1999-2 Certificate (or any interest therein) to be marketed, on or through an "established securities market" within the meaning of Section 7704(b) of the Code (including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations) and (ii) agrees that no Transfer of any Series 1999-2 Certificate (or any interest therein) is permitted unless (A) such Transfer is of a Series 1999-2 Certificate (or any interest therein) in a minimum denomination of $5 million and (B) the Trustee has received from the proposed transferee an Investment Letter in the form set forth in Exhibit B hereto.

SECTION 3.        ADDITIONAL INVESTED AMOUNTS.

                  (a) Each Series 1999-2 Certificateholder agrees, by acceptance of its Series 1999-2 Certificate, that the Transferor may, from time to time prior to the Facility Termination Date (as defined in the Certificate Purchase Agreement) for such Series 1999-2 Certificate, upon satisfaction of the conditions set forth in Section 2.2 of the Certificate Purchase Agreement, request that each Noncommitted Series 1999-2 Purchaser acquire, and (if a Noncommitted Series 1999-2 Purchaser decides in its sole discretion not to so acquire) require that the related Committed Series 1999-2 Purchaser acquire, as of any Purchase Date, additional undivided interests in the Trust in specified amounts (such amounts, the "Additional Invested Amount"); provided, that the Series 1999-2 Target Receivables Amount does not exceed the Series 1999-2 Allocated Receivables Amount, after giving effect to any increase in the Series 1999-2 Invested Amount and the Series 1999-2 Required Transferor Amount on such Purchase Date. On each Purchase Date, the Series 1999-2 Invested Amount (and each other amount set forth herein, the calculation of which is based on such amount) shall be recalculated to include the Additional Invested Amounts with respect to the Series 1999-2 Certificates. The aggregate Additional Invested Amounts to be purchased shall have a minimum aggregate amount of $500,000 or more, and shall be in integral multiples of $100,000.

                  (b) The Transferor shall give to the Certificate Agent written notice of the sale of Additional Invested Amounts on or prior to 9:30 a.m. (Chicago time) on the Purchase Date (or, in the case of a LIBO Rate Tranche, three Business Days prior to such date) specifying (i) the aggregate amount of requested Additional Invested Amounts and (ii) the applicable date (the "Purchase Date") on which the Transferor wishes such purchase to occur (which date shall be a Business Day). On the Business Day immediately after the Purchase Date, the Certificate Agent shall report to the Transferor, the Servicer and the Trustee (i) the amount of the Additional Invested Amounts purchased by the Noncommitted Series 1999-2 Purchasers and (ii) the amount of the Additional Invested Amounts purchased by the Series 1999-2 Committed Series 1999-2 Purchasers.

                  (c) Each Noncommitted Series 1999-2 Purchaser may, but shall not be obligated to, purchase its Noncommitted Series 1999-2 Purchaser Percentage (as defined in the Certificate Purchase Agreement) of any Additional Invested Amounts offered by the Transferor pursuant to subsection (a) above. Each Committed Series 1999-2 Purchaser shall purchase its share of the Additional Invested Amounts not so purchased by the Noncommitted Series 1999-2 Purchasers pursuant to the immediately previous sentence in accordance with the applicable Certificate Purchase Agreement. In no event shall any Additional Invested Amounts be purchased if and to the extent that the Series 1999-2 Invested Amount on the applicable Purchase Date (after giving effect to those purchases which are made on the applicable Purchase Date) would exceed the Series 1999-2 Purchase Limit. The Certificate Agent, on behalf of the Series 1999-2 Purchasers, shall wire transfer the purchase price for such Additional Invested Amounts to the Facility Account no later than 12:00 noon (Chicago time) on the Purchase Date.

                  (d) If the Series 1999-2 Certificateholders acquire such additional interest, then in consideration of such Series 1999-2 Certificateholders' payments of the Additional Invested Amount, the Servicer shall appropriately note such Additional Invested Amount on the related Daily Report, and the Series 1999-2 Invested Amount of the Series 1999-2 Certificates will be increased by the amount of such Additional Invested Amount.

                  (e) Subject to the provisions of subsections (c) and (d), the failure of any Committed Series 1999-2 Purchaser to purchase any Additional Invested Amounts in accordance with this Section 3 and the Certificate Purchase Agreement shall not in itself relieve any other Committed Series 1999-2 Purchaser of its obligation to purchase any Additional Invested Amounts. Notwithstanding any provision to the contrary contained in this Section 3, no Noncommitted Series 1999-2 Purchaser or Committed Series 1999-2 Purchaser shall be required to purchase any Additional Invested Amounts unless the conditions to such purchase contained in the Certificate Purchase Agreement (including, without limitation, Section 2.2 thereof) have been satisfied.

                  (f) Each Series 1999-2 Certificateholder shall and is hereby authorized to record on the grid attached to its Series 1999-2 Certificate (or at such Series 1999-2 Certificateholder's option, in its internal books and records) the date and amount of any Additional Invested Amount purchased by it, and each repayment thereof; provided that failure to make any such recordation on such grid or any error in such grid shall not adversely affect such Series 1999-2 Certificateholder's rights with respect to its Series 1999-2 Invested Amount and its right to receive interest payments in respect of the Series 1999-2 Invested Amount held by such Series 1999-2 Certificateholder.

SECTION 4.        SERIES 1999-2 CERTIFICATE RATE.

                  Principal amounts outstanding under the Series 1999-2 Certificate will bear interest at the applicable Series 1999-2 Certificate Rate.

SECTION 5.        SERIES 1999-2 EVENTS OF TERMINATION.

                  Section 9.1 is modified by the addition of the following clauses:

                  Section 9.1 is modified (as applicable solely to Series 1999-2) by the addition of the following provisions at the end thereof:

                  The following shall constitute additional Events of Termination for Series 1999-2:

                  (a) The Series 1999-2 Allocated Receivables Amount shall be less than the Series 1999-2 Target Receivables Amount for any period of five (5) consecutive Business Days. If the additional Event of Termination occurs but such deficiency in the Series 1999-2 Allocated Receivables Amount is cured within five (5) Business Days after the five (5) Business Day period, the Series 1999-2 Early Amortization Period shall commence at the end of such additional five Business Day period unless the Series 1999-2 Certificateholders evidencing undivided interests aggregating 66 2/3% of the Series 1999-2 Invested Amount agree in writing to waive such deficiency; provided, however, notwithstanding the foregoing, an Event of Termination shall occur if declared in writing during the five Business Days after the five (5) Business Days there was a deficiency by Series 1999-2 Certificateholders evidencing undivided interests aggregating more than 50% of the Series 1999-2 Invested Amount provided, further, that if the deficiency in the Series 1999-2 Allocated Receivable Amount is not cured within the five (5) Business Days after such five Business Day period, an Event of Termination, shall automatically occur without any action taken by the Series 1999-2 Certificateholders.

         (b)      a Series 1999-2 Servicer Default shall have occurred; or

         (c)      any Event of Termination for any other Outstanding Series.

SECTION 6.        REPURCHASE TERMS.

                  Pursuant to Article XII of the Agreement, the Series 1999-2 Certificate may be repurchased by the Transferor on any Payment Date upon the satisfaction of the conditions described in Section 12.2(a) of the Agreement. In connection with any such repurchase, the repurchase price shall be equal to the Series 1999-2 Invested Amount plus accrued and unpaid interest through the day preceding the Payment Date on which the repurchase occurs plus any other amounts owing to the Series 1999-2 Certificateholders, the Certificate Agent or the Commitment Providers.

SECTION 7.        DELIVERY AND PAYMENT FOR THE SERIES 1999-2CERTIFICATE.

                  The Trustee shall deliver the Series 1999-2 Certificate to the Transferor when authenticated upon the written direction of the Transferor.

SECTION 8.        SPECIAL RULE ON TRANSFER AND EXCHANGE.

                  (a) Subject to Article XII of the Certificate Purchase Agreement, the Series 1999-2 Certificate may not be subdivided for resale.

                  (b) Notwithstanding any other provision in this Supplement or the Certificate Purchase Agreement, no Series 1999-2 Purchaser shall sell or transfer all or any portion of its Series 1999-2 Certificateholders' Interest (other than to another Series 1999-2 Purchaser) without the prior written notice to the Rating Agencies and then only to a transferee that is rated "P-1" by Moody's.

SECTION 9.        ACCRUAL OF INTEREST ON THE SERIES 1999-2 CERTIFICATE.

                  Interest shall accrue on the Series 1999-2 Certificate from the Issuance Date.

SECTION 10.       DISTRIBUTIONS.

                  The Trustee shall send distributions to the Series 1999-2 Certificateholder under Section 5.1 of the Agreement to the Certificate Agent for the benefit of the Commitment Providers or other parties entitled thereto under the Certificate Purchase Agreement by 3:00 p.m. (Chicago time) on each Payment Date or Reduction Date by wire transfer of immediately available funds to an account or accounts designated by the Certificate Agent by written notice to the Trustee and the Paying Agent given at least three Business Days prior to such date (such notice to remain effective with respect to the Certificate Agent until different instructions from the Certificate Agent are received by the Trustee), or if no such notice is given, by check mailed as provided in Section
5.1 of the Agreement.

SECTION 11.       RATIFICATION OF AGREEMENT

                  As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

SECTION 12.       THE TRUSTEE.

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the Preliminary Statement contained herein, all of which recitals are made solely by the Transferor.

SECTION 13.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR AND THE
                  SERVICER.

                  The Transferor and the Servicer hereby represent and warrant to the Trustee and each of the Series 1999-2 Certificateholders and Committed Series 1999-2 Purchasers that each and all of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Issuance Date.

SECTION 14.       COVENANTS OF THE TRANSFEROR.

                  The Transferor hereby agrees that:

                  (a) it shall observe each and all of its respective covenants (both affirmative and negative) contained in the Agreement in all material respects; and

                  (b) it shall not terminate the Agreement unless in strict compliance with the terms of the Agreement.

SECTION 15.       COVENANTS OF THE SERVICER.

                  The Servicer hereby agrees that it shall observe each and all of its covenants (both affirmative and negative) contained in the Agreement in all material respects.

SECTION 16.       INSTRUCTIONS IN WRITING.

                  All instructions given by the Servicer to the Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Settlement Statement.

SECTION 17.       COUNTERPARTS.

                  This Supplement may be executed in any number of counterparts, which may include facsimile counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 18.       GOVERNING LAW.

                  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. FOR PURPOSES OF THE TAX CLASSIFICATION OF THE TRUST AND THE TAX CHARACTERIZATION OF ANY CERTIFICATES ISSUED PURSUANT TO THIS AGREEMENT, THE TRUST SHALL BE CONSTRUED AS ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

SECTION 19.       MODIFICATIONS TO REMITTANCE PROCEDURES.

                  In lieu of the procedures for daily remittance of Collections provided for in the Agreement, the Servicer may propose and adopt procedures for the remittance of Collections on a less frequent basis, subject to the consent of the Certificate Agent and all Commitment Providers and the obtaining of written confirmation from each Rating Agency that the adoption of such procedures will not result in the reduction or withdrawal of the then rating on the Series 1999-2 Certificate.

SECTION 20.       NOTICES.

                  Notices required to be given to the Series 1999-2 Certificateholders hereunder will be given by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by facsimile transmission and confirmed by a similar mailed writing to the address of such holders as they appear on the Certificate Register.

SECTION 21.       CONSENTS AND NOTICES WITH RESPECT TO POOLING AGREEMENT.

                  The parties hereto agree that whenever any party is required to deliver any notice, information or data to any Rating Agency pursuant to the terms of the Pooling Agreement, a copy of such notice, information and data shall concurrently be given to the Certificate Agent, and any action requiring, under the terms of the Pooling Agreement, the prior written confirmation by any Rating Agency that such action will not result in a reduction or withdrawal of its rating on the Series 1999-2 Certificates shall also require the prior written consent of the Certificate Agent on behalf of the Series 1999-2 Purchasers.

                                    * * * * *

                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 1999-2 Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                    STONE RECEIVABLES CORPORATION,
                                      as Transferor


                                    By_________________________ Name:
                                      Title:

                                    STONE RECEIVABLES CORPORATION,
                                      as Servicer

                                    By_________________________
                                      Name:
                                      Title:

                                    THE CHASE MANHATTAN BANK
                                      as Trustee

                                    By_________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT A

                                           TO SERIES 1999-2 INVESTOR CERTIFICATE

                          STONE RECEIVABLES CORPORATION
                                  MASTER TRUST
                   FORM OF SERIES 1999-2 INVESTOR CERTIFICATE

                                                       Maximum Principal Amount:

                                                                  $50,000,000.00

First Distribution Date:  ______________, 1999

         THE SERIES 1999-2 CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SERIES 1999-2 CERTIFICATE, AGREES THAT THIS SERIES 1999-2 CERTIFICATE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN AN AMOUNT OF AT LEAST U.S. $5,000,000 AND (2)(A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR FOR THE ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (B) TO A PERSON WHO (i) IS AN INSTITUTIONAL ACCREDITED INVESTOR, WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT, IS TAKING DELIVERY OF SUCH CERTIFICATE AND DELIVERS A PURCHASER LETTER TO THE TRUSTEE IN THE FORM ATTACHED TO THE SERIES 1999-2 SUPPLEMENT OR (ii) IS TAKING DELIVERY OF SUCH CERTIFICATE PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE TRUSTEE AND THE TRANSFEROR WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE TRUSTEE AND THE TRANSFEROR.


                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN. AS USED HEREIN, "BENEFIT PLAN" SHALL MEAN ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT IT IS NOT A BENEFIT PLAN. BY ACQUIRING ANY INTEREST IN THIS CERTIFICATE, THE APPLICABLE CERTIFICATE OWNER OR OWNERS SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT OR THEY ARE NOT BENEFIT PLANS.

         THIS SERIES 1999-2 CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENT OR BY ANY OTHER PERSON.

         Purchasers of this Series 1999-2 Certificate will be deemed to have made certain representations and warranties set forth in the Certificate Purchase Agreement.

         This Series 1999-2 Certificate evidences a fractional undivided interest in the assets of the

                   STONE RECEIVABLES CORPORATION MASTER TRUST

the corpus of which consists of receivables representing amounts payable for goods or services, which receivables have been purchased by Stone Receivables Corporation, a Delaware corporation, which in turn transferred and assigned such receivables to the Stone Receivables Corporation Master Trust.

                      (Not an interest in or obligation of

           Stone Receivables Corporation, Stone Container Corporation
                            or any Affiliate thereof)

                               This certifies that

                           [NAME OF CERTIIFCATEHOLDER]

(the "Certificateholder") is the registered owner of an undivided interest in certain assets of a trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, dated as of October 1, 1999, as supplemented by the Series 1999-2 Supplement, dated as of October 15, 1999 and as further amended or supplemented from time to time (collectively referred to herein as the "Agreement") by and among Stone Receivables Corporation, a Delaware corporation, as transferor (the "Transferor"), Stone Container Corporation, a Delaware corporation, as Servicer (the "Servicer"), and The Chase Manhattan Bank, as trustee (the "Trustee"). Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and is qualified in its entirety by the terms and provisions of the Agreement and any Supplement thereto. Reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services. To the extent not defined herein, capitalized terms used herein have the meanings ascribed to them in the Agreement.

                  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement as amended from time to time, the Holder hereof by virtue of the acceptance hereof assents and by which the Holder hereof is bound. In the event of a conflict between the provisions of this Certificate and the Agreement, the terms of the Agreement shall be controlling.

                  The corpus of the Trust consists of receivables (the "Receivables") representing amounts payable for goods and services and all other the Trust Assets referred to in the Agreement.

                  It is the intent of the Transferor, the Servicer, the Trustee, the Investor Certificateholders and the holder of this Series 1999-2 Certificate that, for federal, state and local income and franchise tax purposes, the Investor Certificates and this Series 1999-2 Certificate will evidence indebtedness secured by the Receivables. The Holder of this Certificate, by the acceptance of this Certificate, agrees to treat this Certificate for federal, state and local income and franchise tax purposes as evidence of indebtedness.

                  Subject to the terms of the Agreement, payments of principal are limited to the unpaid Series 1999-2 Invested Amount, which may be less than the unpaid balance of this Certificate pursuant to the terms of the Agreement. All principal of and interest on this Certificate is due and payable no later than November 15, 2005.

                  The Trust's assets are allocated in part to the Holder of the Series 1999-2 Certificate with the remainder allocated to the Holders of the Floating Rate Trade Receivables-Backed Certificates, Series 1999-1, Class A, Class B and Class C, and the holders of any other Series of Investor Certificates issued by the Trust after the date hereof and to the Transferor. Certain assets may be for the benefit of only one or more Series. The Transferor Certificate will represent the interest in the Trust not represented by the Series 1999-2 Certificate, the Series 1999-1 Certificates or any other Series of the Trust.

                  Principal and interest on this Series 1999-2 Certificate will be payable as and to the extent provided in the Agreement and the Series 1999-2 Supplement.

                  The Holder of this Certificate, by the acceptance of this Certificate, agrees that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Bankruptcy Code.

                  This Series 1999-2 Certificate may be transferred or exchanged only upon the satisfaction of the conditions set forth in Sections 6.3 and 6.9 of the Agreement as supplemented by the Series 1999-2 Supplement.

                  The Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar, and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer, nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.


                  FINAL PAYMENT ON THIS CERTIFICATE MAY BE MADE WITHOUT DELIVERY HEREOF TO THE TRUSTEE OR ANY PAYING AGENT. EACH HOLDER AND PROSPECTIVE HOLDER HEREOF IS HEREBY PLACED ON NOTICE THAT THIS CERTIFICATE MAY REMAIN OUTSTANDING ALTHOUGH FINAL PAYMENT HEREON HAS BEEN MADE. FINAL PAYMENT HEREON MAY, UNDER CERTAIN CIRCUMSTANCES, BE MADE EARLIER THAN NOVEMBER 15, 2005.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF, the Transferor has caused this Series 1999-2 Certificate to be duly executed.

                                    Dated: _____________, 1999

                                    STONE RECEIVABLES CORPORATION,

                                    By: ________________________
                                    Title: _____________________

                                 TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is the Series 1999-2 Certificate described in the within-mentioned Pooling and Servicing Agreement.

THE CHASE MANHATTAN BANK,


                                                  in its individual capacity but

solely as Trustee

        By:_______________________   OR    By:______________________
    Authorized Signatory                 as Authenticating Agent for the
       Trustee

By:___________________________________
         Authorized Signatory

                             PURCHASES AND REPAYMENT

                         Principal         Outstanding
                         Amount of          Principal        Invested
Amount Purchased      Repurchase Made        Balance          Amount
----------------      ----------------       -------          ------


                                                                       EXHIBIT B
                                                     TO SERIES 1999-2 SUPPLEMENT

                            FORM OF INVESTMENT LETTER

The Chase Manhattan Bank
450 West 33rd Street
14th Floor
New York, New York 10001

Attention:        Capital Markets Fiduciary Services,
                  Stone Receivables Corporation

Ladies and Gentlemen:

                  In connection with our proposed purchase of a one or more Floating Rate Trade Receivables-Backed Certificates, Series 1999-2 (the "Series 1999-2 Certificates"), representing a fractional undivided interest in the Stone Receivables Corporation Master Trust, issued under the Series 1999-2 Supplement, dated as of October 15, 1999 (the "Supplement"), among Stone Receivables Corporation, as Transferor, Stone Container Corporation, as Servicer and The Chase Manhattan Bank, as Trustee, we confirm that:

                  1. We understand that the Series 1999-2 Certificate has not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that such Series 1999-2 Certificates (or an interest therein) may be resold, pledged or transferred only (i) to the Transferor, (ii) if such Series 1999-2 Certificates are eligible for resale pursuant to Rule 144A under the U.S. Securities Act ("Rule 144A"), to a person whom the transferor reasonably believes after due inquiry to be a "qualified institutional buyer" as defined in Rule 144A acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers") to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the U.S. Securities Act, in which case (A) the Trustee shall require that both the prospective transferor and the prospective transferee certify to the Trustee and the Transferor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Trustee and the Transferor, and (B) the Trustee shall require a written opinion of counsel (which will not be at the expense of the Transferor or the Trustee) satisfactory to the Transferor and the Trustee to the effect that such transfer will not violate the U.S. Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We will notify any purchaser of the Series 1999-2 Certificates (or an interest therein) from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Series 1999-2 Certificates (or interest therein) by us that the Transferor and the Trustee may request, and if so requested we will furnish, such certification and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that no sale, pledge or other transfer may be made to any one person for Series 1999-2 Certificates (or an interest therein) with a face amount of less than $5,000,000 (or such other amount as the Transferor may determine in order to prevent the Trust from being treated as a "publicly traded partnership" under Section 7704 of the United States Internal Revenue Code of 1986, as amended, but in no event less than $500,000) and, in the case of any person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the U.S. Securities
                  Act) acting in its fiduciary capacity), for Series 1999-2 Certificates with a face amount of less than such amount for each such third party. Any attempted transfer will be void ab initio and the purported transferor will continue to be treated as the owner of the Series 1999-2 Certificates for all purposes.

                  2. We are a "qualified institutional buyer" as defined under Rule 144A under the U.S. Securities Act and are acquiring the Series 1999-2 Certificates (or an interest therein) for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are "qualified institutional buyers"). We are familiar with Rule 144A under the U.S. Securities Act and are aware that the transferor of the Series 1999-2 Certificates (or an interest therein) and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A.

                  3. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                                (Name of Purchaser)

                                           By:

                                           Date: